                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated April 30, 1999, included in Gadzoox Networks, Inc.'s previously filed Registration Statement (File No. 333-78029).



/s/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP
San Jose, California
January 10, 2000